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                                                     TRITEL COMMUNICATIONS, INC.
                                                            1410 Livingston Lane
                                                          Jackson, MS 39213-8003
July 2, 1998                                               Phone: (601) 362-2200
                                                       Facsimile: (601) 362-2664


Mr. G.F. Amann
Director of Contracts
General Counsel
GeoTrans Wireless
46050 Manekin Plaza

Suite 100
Sterling, VA 20166

Gentlemen:

THIS AGREEMENT is entered into by and between Tritel Communications, Inc., hereinafter referred to as "Tritel" and H.S.I. GeoTrans Wireless, hereinafter referred to as "GeoTrans Wireless".

WHEREAS, the parties recited hereinabove have agreed to negotiate and enter into mutually acceptable service agreement covering certain Site Acquisition Services applicable to certain Federal Communications Commission (FCC) licenses currently owned or to be acquired by Tritel.

AND WHEREAS, the parties hereto wish to enter into an interim agreement prior to the completion of the formal service agreement recited hereinabove so as to commence Site Acquisition Services required by Tritel and alleviate any further delays.

NOW THEREFORE, Tritel and GeoTrans Wireless hereby agree as follows:

1) GeoTrans Wireless agrees to commence preliminary site acquisition services on Thursday, July 2, 1998 and continue to provide such services for the earlier of July 31, 1998 or such date as the formal service agreement has been executed by Tritel and GeoTrans Wireless.

2) GeoTrans Wireless agrees to invoice for the services rendered during this interim period on a time and materials basis and said invoices shall not exceed [CONFIDENTIAL TREATMENT REQUESTED].

3) GeoTrans Wireless agrees that all time and material charges invoiced to Tritel prior to the execution of the formal agreement shall be submitted promptly to Tritel. All invoices submitted by GeoTrans Wireless must be accompanied by a representation and warranty of GeoTrans Wireless that all laborers, subcontractors, suppliers and others who might claim lien rights on the product or services, have been or will be timely paid in full. Tritel shall


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Mr. G. F. Amann
July 2, 1998
Page Two


         remit payment on all uncontested amounts invoiced within thirty (30) days from receipt of such invoice.


If the foregoing represents the spirit and expressed intent of our agreement, please so indicate by executing same in the space provided below and return one
(1) copy to this office for our files. Should you have any questions or if I may be of further assistance in the meantime, please feel free to call.

Yours very truly,

TRITEL COMMUNICATIONS, INC.



Jerry M. Sullivan, Jr.
Executive Vice President/COO

JMS/lsb



AGREED TO AND ACCEPTED
THIS ___th DAY OF JULY, 1998.



H.S.I. GEOTRANS WIRELESS


-------------------------------------
By:  G.F. Amann
     Director of Contracts, General Counsel